UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2008 (January 31, 2008)
JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32574 (Commission File Number)	87-0745202 (I.R.S. Employer Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01. Other Events
On January 31, 2008, JK Acquisition Corp. (“JKA”) announced that the special meeting of its stockholders to vote on the proposed merger with Multi-Shot, LLC (“Multi-Shot”) had been cancelled. A copy of the press release for such announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
JKA has determined, and has informed Multi-Shot, that the proposed merger will not receive the votes of JKA’s stockholders required for approval. The Second Amended and Restated Agreement and Plan of Merger dated August 27, 2007 (the “Merger Agreement”) expires on January 31, 2008 if JKA does not receive the approval of its stockholders for the proposed merger by January 31, 2008. After the expiration of the Merger Agreement, the board of directors of JKA anticipates that the proposed merger with Multi-Shot will be abandoned. The board of directors of JKA will continue to evaluate alternatives that may be in the best interests of JKA’s stockholders, including the potential liquidation of JKA.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release, dated January 31, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: January 31, 2008	By:	/s/ James P. Wilson
		Name:	James P. Wilson
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 31, 2008